                                                     EXHIBIT 24

First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966, New York, New York  10169

                                          Phone:   (212) 973-9647
                                            Fax:   (212) 297-0645



                          POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of First Golden American Life Insurance Company of New York ("First Golden"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following First Golden registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

     Post-Effective Amendment designated #4 to Separate Account NY-B of First Golden's Registration Statement on Form N-4 (Nos. 333-16501; 811-7935)

     Amendment designated #1 to First Golden's Registration Statement on Form S-1 (No. 333-77385)

SIGNATURE                    TITLE                      DATE
---------                    -----                      ----

/s/ R. Brock Armstrong
-------------------------    Director and Chairman      October 28, 1999
R. Brock Armstrong

/s/ Barnett Chernow
-------------------------    Director and President     October 14, 1999
Barnett Chernow

/s/ Myles R. Tashman
-------------------------    Director, Executive        October 12, 1999
Myles R. Tashman             Vice President, General
                             Counsel and Secretary

/s/ E. Robert Koster
-------------------------    Senior Vice President      October 12, 1999
E. Robert Koster             and Chief Financial
                             Officer

/s/ Carol V. Coleman
-------------------------    Director                   October 15, 1999
Carol V. Coleman

/s/ Stephen J. Friedman
-------------------------    Director                   October 18, 1999
Stephen J. Friedman

/s/ Andrew Kalinowski
-------------------------    Director                   October 15, 1999
Andrew Kalinowski

/s/ Bernard Levitt
-------------------------    Director                   October 14, 1999
Bernard Levitt

/s/ Roger A. Martin
-------------------------    Director                   October 19, 1999
Roger A. Martin

/s/ Michael W. Cunningham
-------------------------    Director                   October 29, 1999
Michael W. Cunningham